UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 5, 2012, Verisk Analytics, Inc. (“Verisk”, “we”, “us” or “our”) filed with the Securities and Exchange Commission a preliminary prospectus supplement (the “Prospectus Supplement”) to its Registration Statement on Form S-3 (File No. 333-173135), which included the following information relating to our acquisition of Argus Information and Advisory Services, LLC (“Argus”) and our $725 million syndicated revolving credit facility (the “credit facility”) with Bank of America N.A., JPMorgan Chase N.A., Morgan Stanley, N.A., Wells Fargo Bank N.A., Sovereign Bank, RBS Citizens, N.A., Sun Trust Bank, The Northern Trust Company, and TD Bank:

Risk Factors

Our acquisition of Argus increased our leverage; in addition, we may not realize the expected benefits of the acquisition.

On August 31, 2012, we completed our acquisition of Argus. In order to finance the acquisition, we incurred $380 million of indebtedness under our revolving credit facility. At August 31, 2012, our total debt increased to approximately $1,600 million and our leverage ratio (debt to EBITDA (last twelve months pro forma)) increased from 1.90x to 2.34x. Our increased leverage resulting from the Argus acquisition could adversely affect our business. In particular, it could increase our vulnerability to sustained, adverse macroeconomic weakness, limit our ability to obtain further financing and limit our ability to pursue certain operational and strategic opportunities. In addition, we may fail to realize the expected benefits of the acquisition.

Description of Other Indebtedness

On September 4, 2012, we signed a commitment letter with the lead lenders and arrangers of the credit facility to syndicate an increase in the total commitments under the facility to $850 million, extend the maturity date to October 2017 and increase the maximum Consolidated Funded Debt Leverage Ratio from 3.25x to 3.5x. We can provide no assurance that we will obtain the proposed increase in commitments on these terms.

Forward-Looking Statements

The disclosure in this Form 8-K contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: September 5, 2012	By:	/s/ Kenneth E. Thompson
Name: Kenneth E. Thompson
Title: Executive Vice President, General Counsel and Corporate Secretary

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